Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of additional shares of the Corporation’s Common Stock pursuant to the AT&T Savings and Security Plan, the AT&T Retirement Savings Plan, the AT&T Puerto Rico Retirement Savings Plan, and the BellSouth Savings and Security Plan;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints David R. McAtee II, John J. Stephens, Debra L. Dial, George B. Goeke, Jeston B. Dumas, Andrew B. Keiser, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

December 6, 2019	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board and Chief Executive Officer

December 13, 2019	/s/ Samuel A. Di Piazza, Jr.
Date	Samuel A. Di Piazza, Jr. Director

December 13, 2019	/s/ Richard W. Fisher
Date	Richard W. Fisher Director

December 13, 2019	/s/ Scott T. Ford
Date	Scott T. Ford Director

December 13, 2019	/s/ Glenn H. Hutchins
Date	Glenn H. Hutchins Director

December 13, 2019	/s/ William E. Kennard
Date	William E. Kennard Director

December 13, 2019	/s/ Debra L. Lee
Date	Debra L. Lee
Director

December 13, 2019	/s/ Stephen J. Luczo
Date	Stephen J. Luczo
Director

December 13, 2019	/s/ Michael B. McCallister
Date	Michael B. McCallister Director

December 13, 2019	/s/ Beth E. Mooney
Date	Beth E. Mooney Director

December 13, 2019	/s/ Matthew K. Rose
Date	Matthew K. Rose Director

December 13, 2019	/s/ Cynthia B. Taylor
Date	Cynthia B. Taylor Director

December 13, 2019	/s/ Laura D’Andrea Tyson
Date	Laura D’Andrea Tyson Director

December 13, 2019	/s/ Geoffrey Y. Yang
Date	Geoffrey Y. Yang Director